Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

STATEMENTS OF OPERATIONS DATA BY SEGMENT
(Dollars in millions)
Three months ended September 30, 2022	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Infrastructure	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,569	$1,385	$—	$697	$(34)	$3,617
Cost of sales and other expenses	(917)	(1,093)	(1)	(525)	16	(2,520)
Aliso Canyon litigation and regulatory matters	—	(122)	—	—	—	(122)
Depreciation and amortization	(247)	(190)	—	(67)	(2)	(506)
Other income (expense), net	12	(43)	—	5	(14)	(40)
Income (loss) before interest and tax(1)	417	(63)	(1)	110	(34)	429
Net interest expense	(111)	(47)	—	(32)	(74)	(264)
Income tax (expense) benefit	(35)	28	(1)	(58)	45	(21)
Equity earnings	—	—	258	159	—	417
Earnings attributable to noncontrolling interests	—	—	—	(65)	—	(65)
Preferred dividends	—	—	—	—	(11)	(11)
Earnings (losses) attributable to common shares	$271	$(82)	$256	$114	$(74)	$485

Three months ended September 30, 2021	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Infrastructure	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,464	$1,106	$—	$479	$(36)	$3,013
Cost of sales and other expenses	(843)	(840)	(1)	(374)	20	(2,038)
Aliso Canyon litigation and regulatory matters	—	(1,571)	—	—	—	(1,571)
Depreciation and amortization	(226)	(180)	—	(63)	(2)	(471)
Other income (expense), net	4	(39)	—	(17)	(3)	(55)
Income (loss) before interest and tax(1)	399	(1,524)	(1)	25	(21)	(1,122)
Net interest expense	(104)	(39)	—	(27)	(73)	(243)
Income tax (expense) benefit	(90)	437	—	(13)	8	342
Equity earnings	—	—	207	184	—	391
Earnings attributable to noncontrolling interests	—	—	—	(5)	—	(5)
Preferred dividends	—	—	—	—	(11)	(11)
Earnings (losses) attributable to common shares	$205	$(1,126)	$206	$164	$(97)	$(648)
(1)     Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

SEMPRA ENERGY
Table F (Unaudited)

STATEMENTS OF OPERATIONS DATA BY SEGMENT
(Dollars in millions)
Nine months ended September 30, 2022	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Infrastructure	Consolidating Adjustments, Parent & Other	Total

Revenues	$4,413	$4,879	$—	$1,810	$(118)	$10,984
Cost of sales and other expenses	(2,599)	(3,504)	(4)	(1,257)	74	(7,290)
Aliso Canyon litigation and regulatory matters	—	(259)	—	—	—	(259)
Depreciation and amortization	(730)	(565)	—	(199)	(6)	(1,500)
Other income (expense), net	68	(5)	—	(4)	(62)	(3)
Income (loss) before interest and tax(1)	1,152	546	(4)	350	(112)	1,932
Net interest expense	(330)	(131)	—	(61)	(216)	(738)
Income tax (expense) benefit	(141)	(75)	(1)	(219)	1	(435)
Equity earnings	—	—	609	509	—	1,118
Earnings attributable to noncontrolling interests	—	—	—	(187)	—	(187)
Preferred dividends	—	(1)	—	—	(33)	(34)
Earnings (losses) attributable to common shares	$681	$339	$604	$392	$(360)	$1,656

Nine months ended September 30, 2021	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Infrastructure	Consolidating Adjustments, Parent & Other	Total

Revenues	$4,119	$3,738	$—	$1,269	$(113)	$9,013
Cost of sales and other expenses	(2,444)	(2,473)	(4)	(850)	63	(5,708)
Aliso Canyon litigation and regulatory matters	—	(1,571)	—	—	—	(1,571)
Depreciation and amortization	(659)	(533)	—	(176)	(8)	(1,376)
Other income (expense), net	61	(2)	—	(28)	21	52
Income (loss) before interest and tax(1)	1,077	(841)	(4)	215	(37)	410
Net interest expense	(306)	(118)	—	(72)	(230)	(726)
Income tax (expense) benefit	(168)	335	—	(164)	42	45
Equity earnings	—	—	483	489	50	1,022
(Earnings) losses attributable to noncontrolling interests	—	—	—	(49)	1	(48)
Preferred dividends	—	(1)	—	—	(52)	(53)
Earnings (losses) attributable to common shares	$603	$(625)	$479	$419	$(226)	$650
(1)     Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.